                                                                    EXHIBIT 10.8

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                                 LOAN AGREEMENT

                                     BETWEEN

                     STATE INDUSTRIAL DEVELOPMENT AUTHORITY,

                                   AS LENDER,

                                       AND

                                  SIMCALA, INC.

                                       AND

                       THE INDUSTRIAL DEVELOPMENT BOARD OF
                             THE CITY OF MONTGOMERY,
                                  AS BORROWERS


                             ----------------------

                                   RELATING TO
                                   $6,000,000
                     STATE INDUSTRIAL DEVELOPMENT AUTHORITY
                        TAXABLE INDUSTRIAL REVENUE BONDS
                             (SIMCALA, INC. PROJECT)

                                   SERIES 1995

                             ----------------------

                                      DATED

                                      AS OF

                                 JANUARY 1, 1995

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--------------------------------------------------------------------------------

                            KAUFMAN & ROTHFEDER, P.C.
                               MONTGOMERY, ALABAMA
                                  BOND COUNSEL

                                 LOAN AGREEMENT
                                     BETWEEN
                     STATE INDUSTRIAL DEVELOPMENT AUTHORITY
                                       AND
                                  SIMCALA, INC.
                                       AND
                       THE INDUSTRIAL DEVELOPMENT BOARD OF
                             THE CITY OF MONTGOMERY

                                    I N D E X

ARTICLE I         DEFINITIONS....................................................................        2

         Section 1.1     Definitions.............................................................        2

         Section 1.2     Interpretation..........................................................        8

         Section 1.3     Captions and Headings...................................................        9

ARTICLE II        REPRESENTATIONS AND COVENANTS..................................................       10

         Section 2.1     Representations by the Issuer...........................................       10

         Section 2.2     Representations and Covenants by the Company - General..................       10

         Section 2.3     Representations and Covenants by the Company - SIDA Act.................       11

ARTICLE III       LOAN PROVISIONS................................................................       13

         Section 3.1     Loan; Loan Payments.....................................................       13

         Section 3.2     Additional Payments.....................................................       13

         Section 3.3     Obligations of Company Unconditional....................................       14

         Section 3.4     Assignment of Loan Agreement............................................       14

ARTICLE IV        PROVISIONS RESPECTING THE PROJECT..............................................       16

         Section 4.1     Agreement to Complete Project...........................................       16

         Section 4.2     No Warranty of Suitability by Issuer....................................       16

         Section 4.3     Completion of the Project...............................................       16

ARTICLE V         ADDITIONAL AGREEMENTS AND COVENANTS............................................       17

         Section 5.1     General Covenants.......................................................       17

         Section 5.2     Indemnification.........................................................       17

         Section 5.3     Compliance with Other Documents.........................................       17


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


         Section 5.4     Letter of Credit; Alternate Credit Facility.............................       17

ARTICLE VI        EVENTS OF DEFAULT AND REMEDIES.................................................       21

         Section 6.1     Events of Default.......................................................       21

         Section 6.2     Remedies on Default.....................................................       21

         Section 6.3     No Remedy Exclusive.....................................................       22

         Section 6.4     Agreement to Pay Attorneys' Fees and Expenses...........................       22

         Section 6.5     No Additional Waiver Implied by One Waiver..............................       22

ARTICLE VII       MISCELLANEOUS..................................................................       23

         Section 7.1     Limitation of Issuer's Liability........................................       23

         Section 7.2     Limitation of IDB's Liability...........................................       23

         Section 7.3     Execution Counterparts..................................................       24

         Section 7.4     Binding Effect; Assignability...........................................       24

         Section 7.5     Amendments..............................................................       24

         Section 7.6     Severability............................................................       24

         Section 7.7     Notices.................................................................       24

         Section 7.8     Governing Law...........................................................       25

         Section 7.9     Term of Loan Agreement..................................................       25


SIGNATURES ......................................................................................       26

ACKNOWLEDGMENTS .................................................................................       27

Exhibit A         Description of Realty
Exhibit B         Form of Note


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


                                 LOAN AGREEMENT

         This LOAN AGREEMENT made and entered into as of January 1, 1995 (as the same may hereafter be amended or supplemented, this "Loan Agreement"), between the STATE INDUSTRIAL DEVELOPMENT AUTHORITY (the "Issuer"), a public corporation organized under the laws of the State of Alabama (the "State"), as lender, and SIMCALA, INC., a Delaware corporation qualified to transact business in and pursuant to the laws of the State (the "Company") and THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY, a public corporation organized under the laws of the State (the "IDB"), as borrowers, their respective successors and assigns, under the circumstances summarized in the following recitals (with capitalized terms used but not defined therein having the meanings given to them in Article 1 hereof):

         A. The Issuer will issue the Bonds pursuant to the Bond Resolution in order to finance part of the costs of acquiring, constructing and equipping the Project.

         B. Pursuant to this Loan Agreement, the Issuer will make the Loan to the Company and the Company will agree to make Loan Payments to or for the account of the Issuer, as herein and in the Note provided, at such times and in such amounts as shall be sufficient to pay when due Debt Service on or Purchase Price of the Bonds.

         C. Title to the Project is nominally vested in the IDB, but is leased by the IDB to and used by the Company in accordance with the provisions of the Lease Agreement. Pursuant to the Lease Agreement, and in furtherance of the public purposes for which it was created under the IDB Act, the IDB shall join in the execution and delivery of this Loan Agreement, the Note and the Mortgages, essentially as an accommodation to the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties to this Loan Agreement hereby formally covenant, agree and bind themselves as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. In addition to the words and terms elsewhere defined in this Loan Agreement or by reference to another document, unless the context or use clearly indicates another or different meaning or intent:

         "Act of Bankruptcy" means the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceeding) by or against the Company or by the Issuer, as debtor, under any applicable bankruptcy, reorganization, insolvency or other similar law now or hereinafter in effect.

         "Additional Payments" means the amounts required to be paid by the Company pursuant to the provisions of Section 3.2 hereof.

         "Affiliate" means, as to any specified Person, another Person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with the specified Person.

         "Alternate Credit Facility" means an irrevocable letter of credit, a surety bond, an insurance policy or other credit facility delivered to the Trustee pursuant to Section 5.4 of this Loan Agreement.

         "Available Moneys" shall mean (a) original proceeds of the Bonds held in any fund or account under the Indenture, together with investment earnings on such proceeds, provided such proceeds are not furnished by, and do not come into the possession of, the Company; (b) moneys paid by the Company to the Trustee pursuant to this Loan Agreement, together with investment earnings on such moneys, provided that, at the time of such payment and for a period of at least 123 days thereafter, there shall not have occurred any Act of Bankruptcy, as evidenced by a certificate of the Company and the Issuer delivered to the Trustee to that effect; provided such moneys need not have been on deposit for 123 days if the Company shall furnish to the Trustee, the Tender Agent and any Rating Agency by which the Bonds shall then be rated an unqualified opinion of counsel of national recognition experienced in bankruptcy matters, which opinion shall be certified in writing by Moody's to be acceptable in form and content, that payment of such moneys to the Holders would not constitute an avoidable preference under Section 547 of the Federal Bankruptcy Code in the event of the filing of a petition thereunder by or against the Company or by the Issuer; and
(c) moneys received by the Trustee from a draw under the Letter of Credit or Alternate Credit Facility (provided such moneys are the Bank's own funds and are not funds furnished by the Company), together with investment earnings on such moneys.

         "Bank" means Chemical Bank, New York, New York, and its successors and assigns, as issuer of the Initial Letter of Credit, until such time, if any, as a Substitute

Letter of Credit or Alternate Credit Facility shall become effective pursuant to
Section 5.4 hereof, and thereafter "Bank" shall mean the issuer or provider of such Substitute Letter of Credit or Alternate Credit Facility.

         "Basic Rent" means that portion of the rentals payable under the Lease Agreement in respect of Debt Service on or Purchase Price of the Bonds.

         "Bond" or "Bonds" means the $6,000,000 Taxable Industrial Revenue Bonds (SIMCALA, Inc. Project) Series 1995 of the Issuer issued and delivered under the Bond Resolution and the Indenture.

         "Bond Purchase Agreement" means the Bond Purchase Agreement, dated the date of final pricing of the Bonds by the Original Purchaser, among the Issuer, the Company and the Original Purchaser.

         "Bond Resolution" means the resolution of the Issuer adopted January 11, 1995 authorizing the issuance of the Bonds and the execution and delivery of the Issuer Documents, among other matters.

         "Building" means, collectively, all structures and improvements now existing or hereafter expanded, constructed, reconstructed or made on the Realty, as they may at any time exist.

         "Business Day" means any day other than (A) a Saturday or Sunday or (B) a day on which commercial banks are required or authorized by law to close in any of the following locations: (i) the city in which the Trustee's Office (as defined in the Indenture) is located, (ii) the city in which the principal office of the Remarketing Agent is located, (iii) the city in which the office of the Bank at which drawings under the Letter of Credit are to be made is located, or (iv) the City of New York, New York.

         "Company Documents" means, individually or collectively, as the context may require, each or all of this Loan Agreement, the Note, the Mortgages, the Bond Purchase Agreement, the Reimbursement Agreement, the Lease Agreement and such other documents or instruments as the Company may enter into in order to consummate the transactions contemplated hereby and thereby.

         "Completion Date" means the date of completion of the Project to be established by the Company in accordance with Section 4.3 hereof.

         "Construction Fund" means the fund created pursuant to the Lease Agreement and described in Section 3.1 hereof.

         "Debt Service" means, for any period or payable at any time, the principal, interest and any premium due on the Bonds for that period or payable at that time.

         "Department" means the Department of Revenue of the State.

         "Equipment" means any items of equipment, fixtures and tangible personal property located in or on the Building or the Realty and any item of equipment, fixtures or tangible personal property acquired in substitution therefor or as a renewal or replacement thereof pursuant to the provisions of the Lease Agreement and the Mortgages.

         "Event of Default" means an Event of Default specified and defined in
Section 6.1 hereof.

         "Existing Letter of Credit" means, as of any particular time, the Letter of Credit or Alternate Credit Facility held by the Trustee at that time.

         "Extension Letter of Credit" means a Substitute Letter of Credit from the same Bank which issued the Existing Letter of Credit, substantially identical to the Existing Letter of Credit except that it has a Stated Termination Date at least one year later than that of the Existing Letter of Credit.

         "First Mortgage" means the Real Estate Mortgage, Assignment of Lease and Security Agreement of even date herewith from the Company and the IDB to the guarantor of the Company's obligations to the Bank under the Reimbursement Agreement, as the same may hereafter be amended or supplemented.

         "Governmental Authority" means the United States, any state or political subdivision thereof and any court, agency, department, commission, board, bureau or instrumentality of any of the foregoing.

         "Holder" means the Person in whose name a Bond is registered on the books kept and maintained by the Registrar for the registration and transfer of Bonds.

         "IDB Act" means Article 4, Chapter 54, Title 11 of the Code of Alabama of 1975, as amended.

         "IDB Documents" means, individually or collectively, as the context may require, each or all of this Loan Agreement, the Note, the Mortgages, the Lease Agreement and such other documents or instruments as the IDB may enter into in order to consummate the transactions contemplated hereby and thereby.

         "Indenture" means the Trust Indenture of even date herewith between the issuer and the Trustee, as the same may hereafter be amended or supplemented.

         "Initial Letter of Credit" means the initial Letter of Credit in the form attached to the Reimbursement Agreement as Schedule I and delivered to the Trustee on or prior to the Issue Date.

         "Interest Payment Date," when used with respect to any installment of interest on a Bond, means the date specified in such Bond as the fixed date on which such installment of interest is due and payable, as more particularly described in the Indenture.

         "Interest Rate for Advances" means the rate per annum which is one percent per annum in excess of that rate announced from time to time by the Trustee as its "prime" or "base" rate.

         "Issue Date" means the date of initial authentication and delivery of the Bonds.

         "Issuer Documents" means, individually or collectively, as the context may require, each or all of this Loan Agreement, the Indenture, the Bond Purchase Agreement and such other documents or instruments as the Issuer may issue into in order to consummate the transactions contemplated hereby, thereby and by the Bond Resolution.

         "Lease Agreement" means the Consolidated, Amended and Restated Lease Agreement of even date herewith between the IDB, as lessor, and the Company, as lessee, as the same may hereafter be amended and supplemented.

         "Letter of Credit" means the Initial Letter of Credit and, unless the context or use indicates another or different meaning or intent, any Substitute Letter of Credit.

         "Loan" means the loan by the Issuer to the Company and the IDB of the proceeds received from the sale of the Bonds to the Original Purchaser.

         "Loan Payment Date" means the Business Day preceding (a) any date on which any Debt Service on the Bonds shall be due and payable, whether at maturity, upon acceleration, call for redemption or otherwise, or (b) any Tender Date on which the Purchase Price of Bonds shall be due and payable.

         "Loan Payments" means the amounts required to be paid by the Company in repayment of the Loan pursuant to Section 3.1 hereof and the Note.

         "Mandatory Tender" means a tender of Bonds required to be made by the provisions of the Indenture.

         "Mortgages" means any instrument conveying a mortgage on and/or security interest in the Project or any part thereof or any rents, income and profits therefrom, including without limitation the First Mortgage and the Subordinated Mortgages.

         "Necessary Authorizations" means, with respect to any given action or effect, all authorizations, consents, approvals, permits, licenses and exemptions of, filings and registrations with, and reports to, all Governmental Authorities which are necessary or required to accomplish such action or achieve such effect.

         "Note" means the promissory note of the Company and the IDB, dated the Issue Date, in the form attached as Exhibit B to this Loan Agreement and in principal amount equal to the aggregate principal amount of the Bonds, evidencing the obligation of the Company to make Loan Payments.

         "Optional Tender" means a tender of Bonds at the option of the Holder thereof pursuant to the provisions of the Indenture.

         "Original Purchaser" means, as to the Bonds, Merchant Capital, L.L.C., Montgomery, Alabama.

         "Person" includes natural persons, firms, associations, partnerships, trusts, corporations and public bodies.

         "Preliminary Agreement" means the Preliminary Agreement dated September 12, 1994 between the Issuer and the Company.

         "Project" means the Realty, the Building and the Equipment, to be acquired, constructed, equipped, owned and operated by the Company pursuant to the Lease Agreement and this Loan Agreement for use as silicon metal manufacturing facilities or other purposes consistent with the provisions of the IDB Act and the SIDA Act, as such Realty, Building and Equipment may at any time exist.

         "Project Costs" means costs of or relating to the Project which may be paid (or the prior payment of which may be reimbursed) with proceeds of the Bonds, including without limitation the following: (a) all costs related to the acquisition of real and personal properties or any interest therein; (b) the cost of labor, materials and supplies furnished or used in the construction, installation, renovation or rehabilitation of buildings and structures; (c) acquisition, transportation and installation costs for personal property and fixtures; (d) fees for architectural, engineering, legal and supervisory services, including any legal, accounting, underwriting and fiduciary fees and expenses incurred by the Issuer or the Company in connection with the issuance of the Bonds; (e) expenses incurred in the enforcement of any remedy against any contractor, subcontractor, materialmen, vendor, supplier or surety; (f) interest accruing on indebtedness incurred by the Issuer or the Company (including the Bonds) in connection with the acquisition and construction of, or other work on, the Project for the period ending 24 months after the date the Project is placed in service; (g) fees for an appraisal of the Project; (h) costs of obtaining or maintaining credit enhancement and/or liquidity facilities in respect of the Bonds; and (i) insurance premiums and taxes incurred until the Project is (or was) placed in service.

         "Project Supervisor" means any employee or agent of the Company now or hereafter authorized in writing, by the President or any Vice President of the Company, to act in connection with matters pertaining to the Project pursuant to the provisions hereof.

         "Purchase Price" means, with respect to any Bond tendered for purchase by Optional Tender or Mandatory Tender, 100% of the principal amount thereof plus accrued interest thereon, if any, from the last preceding Interest Payment Date to the Tender Date.

         "Rating Agency" means Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P"), both of New York, New York, their respective successors and assigns and any other nationally recognized securities rating agency.

         "Realty" means the real estate and interests therein constituting the site of the Building, as described in Exhibit A hereto, less any such real estate, interests in real estate and other rights as may be released from the Lease Agreement and the Mortgages pursuant to the respective provisions thereof or taken by the exercise of the power of eminent domain.

         "Registrar" means the Trustee in its capacity as Registrar for the Bonds under the Indenture.

         "Reimbursement Agreement" means the Reimbursement Agreement of even date herewith between the Company and the Bank, as issuer of the Initial Letter of Credit, as the same may hereafter be amended or supplemented, or any comparable agreement relating to a Substitute Letter of Credit or Alternate Credit Facility.

         "Related Documentation" means the documentation required to accompany a Substitute Letter of Credit or Alternate Credit Facility in accordance with the provisions of Section 5.4 of this Loan Agreement.

         "Remarketing Agent" means the Remarketing Agent appointed in accordance with Section 518 of the Indenture.

         "Reserved Rights" means all of the rights of the Issuer to receive Additional Payments or reimbursement pursuant to Section 3.2(a) hereof, to be held harmless and indemnified pursuant to Section 5.2 hereof, to be reimbursed for attorney's fees and expenses pursuant to Section 6.4 hereof, to receive notices hereunder and to give or withhold consent to amendments, supplements, modifications or termination of this Loan Agreement.

         "SIDA Act" means Act No. 93-851 enacted at the 1993 First Special Session of the Alabama Legislature, as amended.

         "State" means the State of Alabama.

         "Stated Termination Date" means the date on which the Letter of Credit is stated to expire, which shall in each case be the 15th day of a calendar month.

         "Subordinated Mortgages" means three separate subordinated Real Estate Mortgages, Assignments of Lease and Security Agreements from the Company and the IDB to subordinated creditors of the Company.

         "Substitute Letter of Credit" means an irrevocable letter of credit delivered to the Trustee in substitution for the Existing Letter of Credit, in compliance with the requirements of Section 5.4 of this Loan Agreement and accompanied by the Related Documentation.

         "Tender Date" means any date on which Bonds are to be purchased pursuant to an Optional Tender or a Mandatory Tender, as the case may be.

         "Trustee" means the institution serving as such under the Indenture, initially, First Alabama Bank, Montgomery, Alabama.

         Section 1.2 Interpretation. Any reference herein to the Issuer or to any member of the Board of Directors or officer thereof includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.

         Any reference to a section or provision of the Constitution of the State or the SIDA Act, or to a section, provision or chapter of the Code of Alabama of 1975 or to any statute of the United States of America, includes that section, provision or chapter as amended, modified, revised, supplemented or superseded from time to time, provided that no amendment, modification, revision, supplement or superseding section, provision or chapter shall be applicable solely by reason of this provision, if it constitutes in any way an impairment of the rights or obligations of the Issuer, the Holders, the Trustee, the Bank, the IDB or the Company under this Loan Agreement, the Note, the Bonds, the Indenture, the Mortgages or any other instrument or document entered into in connection with any of the foregoing, including without limitation, any alteration of the obligation to pay Debt Service on or Purchase price of the Bonds in the amount and manner, at the times, and from the sources provided in the Bonds, except as permitted therein.

         Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms "hereof," "hereby," "herein," "hereto," "hereunder" and similar terms refer to this Loan Agreement, and the term "hereafter" means after, and the term "heretofore" means before, the effective date of this Loan Agreement, which shall be the Issue Date. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

         Section 1.3 Captions and Headings. The captions and headings in this Loan Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

                               [END OF ARTICLE I]

                                   ARTICLE II

                          REPRESENTATIONS AND COVENANTS

         Section 2.1 Representations by the Issuer. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

                  (a) The Issuer is a public corporation organized under the laws of the State. Under the provisions of the SIDA Act the Issuer has the power to enter into and consummate the transactions contemplated by the Issuer Documents and to carry out its obligations thereunder. By proper action the Issuer has duly authorized the execution, delivery and performance of the Issuer Documents and the Issuance of the Bonds.

                  (b) The execution, delivery and performance by the Issuer of the Issuer Documents and the issuance of the Bonds are within the Issuer's powers, and each such document, when executed and delivered, will constitute a legal, valid and binding obligation of the issuer enforceable against the Issuer in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and by the application of general principles of equity.

                  (c) It will do all things in its power in order to maintain its existence or assure the assumption of its obligations under the Issuer Documents by any successor public body, as provided in the Indenture.

         Section 2.2 Representations and Covenants by the Company - General. The Company represents and covenants that:

                  (a) It is a corporation duly organized and validly existing under the laws of the State of Delaware and qualified to transact business under the laws of the State.

                  (b) The execution, delivery and performance by the Company of the Company Documents and the carrying out of the transactions contemplated thereby are within the Company's corporate powers, have been duly authorized by all necessary corporate action on the part of the Company, and do not violate any provision of law, any order of any court or other governmental agency, the Articles of Incorporation or Bylaws of the Company, or any indenture, agreement or other instrument to which the Company or any Affiliate of the Company is a party or by which the Company or any Affiliate of the Company or any of its or their properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any Affiliate of the Company (other than the liens of the Mortgages).

                  (c) The Company has, to the best of its knowledge, obtained and will use its reasonable efforts to maintain all Necessary Authorizations for the acquisition, construction and equipping of the Project, and has, to the best of its knowledge, obtained or will promptly obtain and will use its reasonable efforts to maintain all Necessary Authorizations for the operation of the Project and for the due execution, delivery and performance by the Company of each of the Company Documents. In particular, all building permits required for the construction or renovation of the Building have been or will when and as necessary be obtained and, once obtained, will be maintained in full force and effect, and all utility services (including water supply, storm and sanitary sewerage, electric and telephone facilities) necessary for the construction or renovation and operation of the Building for the intended purposes are or will be available.

                  (d) Each of the Company Documents, when executed and delivered, will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by the application of general principles of equity.

                  (e) There is no pending or, to the best of its knowledge, threatened action, investigation or proceeding before any court, governmental agency or arbitrator against or affecting the Company or any Affiliate of the Company (i) in any way contesting or affecting the Project, the validity of this Loan Agreement or any of the other Company Documents, (ii) in any way contesting the existence or powers of the Company as a limited liability company, or (iii) in any material way affecting the ability of the Company to discharge its obligations under any of the Company Documents.

         Section 2.3  Representations and Covenants by the Company - SIDA Act.

                  (a) The Company expects that the Project will be used in a trade or business described in SIC Code No. 3339 throughout the term of the Bonds. If, in the future, there is a cessation of that operation, the Company may in its discretion resume that operation or accomplish an alternate use by the Company or others which will be consistent with the SIDA Act and the IDB Act.

                  (b) Either (i) the average hourly wage for full-time hourly wage paid employees at the Project will be at least $8.00 per hour or
         (ii) average total compensation (including benefits) for full time paid employees at the Project will be at least equivalent to $10.00 per hour.

                  (c) The Company expects and agrees to invest not less than $6,000,000 on Project Costs on or before March 1, 1998.

                  (d) The Company expects to employ at least 130 full time new employees at the Project within 18 months after the date that the Project is placed in service by the Company. The Company has not laid off any employees in the State during the two years preceding the Issue Date. This term "new employees" includes only those individuals (i) who have not previously been employed by the Company in the State; (ii) will be employed at the Project; and (iii) will be subject to the personal income tax imposed by Section 40-18-2 of the Code of Alabama of 1975, as amended, upon commencement of employment by the Company at the Project.

                  (e) The Company did not commence the acquisition or construction of the Project prior to the date of the Preliminary Agreement. For purposes of this paragraph, preliminary expenditures not exceeding 10% of the total cost of the Project for items such as architectural, engineering, surveying, soil testing, feasibility and similar costs shall not be considered as the commencement of acquisition or construction.

                  (f) The amount of Job Development Fees (as defined in the SIDA
         Act) assessed by the Company and withheld from the gross wages of its new employees at the Project shall not exceed the amount permitted by the SIDA Act and the rules and regulations of the Issuer and the Department in existence on the Issue Date.

                  (g) The Company has complied and will comply with all of the provisions of the SIDA Act and the Issuer's rules and regulations applicable to it.

Failure to comply with the representations and warranties contained in this
Section 2.3 shall not constitute an Event of Default under Section 6.1 hereof but may constitute grounds for the reduction, suspension or denial by the Department of the right to collect Job Development Fees and the credits against corporate income taxes granted by the SIDA Act.

                               [END OF ARTICLE II]

                                   ARTICLE III

                                 LOAN PROVISIONS

         Section 3.1  Loan; Loan Payments.

                  (a) Simultaneously with the execution and delivery hereof, the Issuer will issue the Bonds and will make the Loan by causing the proceeds from the sale of the Bonds to be deposited with the Trustee into the Construction Fund in the name of the IDB for the benefit of the Company, in accordance with the provisions of the Lease Agreement and the Indenture, in order (i) to reimburse the Company for any amounts advanced by the Company to pay Project Costs subsequent to the date of the Preliminary Agreement and (ii) to pay Project Costs. In consideration of the Loan, the Company and the IDB shall, concurrently with the issuance of the Bonds, execute and deliver the Note (evidencing the obligation to make Loan Payments in respect of Debt Service on or Purchase Price of the Bonds) to the Trustee, the First Mortgage to the guarantor of the Company's obligations to the Bank under the Reimbursement Agreement and the Subordinated Mortgages to certain other creditors of the Company in respect of the Project.

                  (b) The Company shall make Loan Payments in repayment of the Loan by 12:00 p.m. Montgomery, Alabama time on each Loan Payment Date, in the amount necessary to pay the Debt Service on or Purchase Price of the Bonds which is due and payable on that date. The IDB's obligations under this Loan Agreement and the Note shall be limited solely to the Basic Rent and any other revenues and receipts derived from the leasing of the Project to the Company under the Lease Agreement (excluding, however, any such revenues and receipts payable to the IDB as part of its Unassigned Rights as therein defined).

                  (c) All Loan Payments shall be paid directly to the Trustee for the account of the Issuer for application to the payment of Debt Service on or Purchase Price of the Bonds or the reimbursement to the Bank of amounts drawn under the Letter of Credit.

                  (d) Upon payment in full of the Debt Service on the Bonds, whether at maturity or upon redemption or otherwise, the Note shall be deemed fully paid, the obligations of the Company and the IDB thereunder shall be terminated and the Note shall be surrendered by the Trustee to the Company for cancellation.

         Section 3.2 Additional Payments. (a) In further consideration of the Loan by the Issuer, the Company covenants and agrees to pay as Additional Payments hereunder the reasonable expenses of the Issuer Incurred at the request of the Company, or in the performance of its duties under this Loan Agreement, or in connection with any litigation which may at any time be instituted involving the Project, this Loan Agreement or the Indenture, or in the pursuit of any remedies under this Loan Agreement or the Indenture.

The Issuer reserves the right to adopt and impose an administrative fee to be paid annually by the Company to the Issuer during the term of the Bonds (such fee not to exceed 1/10th of 1% of the principal amount of such Bonds outstanding) and the Company agrees to pay such administrative fee to the Issuer if, as and when requested. The Company shall make such Additional Payments within ten days after receipt of an invoice therefor.

                  (b) The Company covenants and agrees to pay as further Additional Payments hereunder the fees, charges and expenses of the Trustee and the other Fiduciaries (as defined in the Indenture) for acting as such under the Indenture, as and when the same become due, provided that the Company may, without creating a default hereunder, contest in good faith the necessity for any extraordinary services or extraordinary expenses and the reasonableness of any such fees, charges or expenses. Following the payment or incurring of any such costs, expenses or liabilities, such Additional Payments are payable by the Company upon written demand therefor, and if not paid upon such demand shall bear interest from the date of demand at the Interest Rate for Advances.

         Section 3.3 Obligations of Company Unconditional. The obligation of the Company to pay the Loan Payments and to perform and observe the other agreements and covenants on its part herein contained shall be absolute and unconditional, irrespective of any rights of setoff, recoupment or counterclaim it might otherwise have against the Issuer, the Trustee, the Bank or any other Person. The Company will not suspend or discontinue such Loan Payments or fail to perform and observe any of its other agreements and covenants contained herein or terminate this Loan Agreement for any cause whatsoever, including, without limiting the generality of the foregoing, failure to complete the Project, any acts or circumstances that may constitute an eviction or constructive eviction, failure of consideration or commercial frustration of purpose, any damage to or destruction of the Project, the Invalidity of any provision of this Loan Agreement, the taking by eminent domain of title to or the right to temporary use of all or any of the Project, any change in the tax or other laws of the United States of America or of the State or any political subdivision thereof, or any failure of the Issuer to perform and observe any agreement or covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Loan Agreement. Notwithstanding the foregoing, the Company may, at its own cost and expense and in its own name or in the name of the Issuer, prosecute or defend any action or proceeding, or take any other action involving third persons which the Company deems reasonably necessary, in order to secure or protect its rights of use and occupancy of the Project and its other rights hereunder. Nothing contained herein shall be construed to be a waiver of any rights which the Company may have against the Issuer under this Loan Agreement or under any provision of law.

         Section 3.4 Assignment of Loan Agreement. Except for Reserved Rights, the Issuer has in the Indenture assigned all its right title and interest in and to this Loan Agreement and the Loan Payments to the Trustee as security for payment of the Debt Service and Purchase Price of the Bonds. The Trustee shall have all rights and remedies herein accorded to the Issuer (except for Reserved Rights), and any reference herein to the Issuer shall be deemed, with the necessary changes in detail, to include the Trustee, and the Trustee and any Holders are deemed to be third party beneficiaries of the covenants and agreements of the Company herein contained. The Company hereby agrees and consents to the Indenture.

                              [END OF ARTICLE III]

                                   ARTICLE IV

                        PROVISIONS RESPECTING THE PROJECT

         Section 4.1 Agreement to Complete Project. The Company will use its reasonable efforts to cause the acquisition, construction and equipping of the Project to be completed as soon as practicable in accordance with such plans and specifications for the Project as the Company has caused to be prepared. The Company may cause changes or amendments to be made in such plans and specifications for the Project, provided no such change or amendment will alter the character of the Project to such an extent that it ceases to be a "project" under the SIDA Act or the IDB Act. The Issuer hereby authorizes and directs the Company to requisition disbursements of amounts in the Construction Fund to pay or reimburse the prior payment of Project Costs, all as more fully described in
Section 405 of the Indenture.

         Section 4.2 No Warranty of Suitability by Issuer. The Company recognizes that since any plans and specifications for the Project have been prepared to its order, and that since the Equipment has been and is to be selected by it, the Issuer can make no warranty, either express or implied, or offer any assurances, that the Project will be suitable for the Company's purposes or needs.

         Section 4.3 Completion of the Project The Company shall notify the Trustee and the Issuer of the Completion Date of the Project by a certificate signed by a Project Supervisor stating, as appropriate: (1) the date on which the acquisition, construction and equipping of the Project were substantially completed (the "Completion Date"); (ii) that all other facilities necessary in connection with the Project have been acquired, constructed, improved and equipped; (iii) that the acquisition, construction, improvement and equipping of the Project and those other facilities have been accomplished in such a manner as to conform with all applicable zoning, planning, buildings, environmental and other similar governmental regulations; (iv) that all costs of that acquisition, construction, improvement and equipping then or theretofore due and payable have been paid; and (v) the amounts (if any) of Project Costs not yet due or of liabilities which the Company is contesting. Such certificate may state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being.

                               [END OF ARTICLE IV]

                                    ARTICLE V

                       ADDITIONAL AGREEMENTS AND COVENANTS

         Section 5.1 General Covenants. The Company will not do or permit anything to be done on or about the Project that will affect, impair or contravene any policies of Insurance that may be carried on the Project or any part thereof against loss or damage by fire, casualty or otherwise. The Company will, in the use of the Project and the public ways abutting the same, comply with all lawful requirements of all Governmental Authorities; provided, however, the Company may, at its own expense and in good faith, contest the validity or applicability of any such requirement

         Section 5.2 Indemnification. To the extent permitted by law, the Company agrees to indemnify the Issuer for, and hold it harmless against any loss, liability or expense (including reasonable attorneys' fees) incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the issuance of the Bonds, the acceptance of its duties and responsibilities under the Issuer Documents, or its performance or observance of any agreement or covenant on its part to be observed or performed under the Indenture or this Loan Agreement, including without limitation (i) the offer and sale of the Bonds or a subsequent sale or distribution of any of the Bonds and (ii) the exercise, or failure to exercise, any right, privilege or power of the Issuer under the Issuer Documents. The covenant of indemnity by the Company contained in this Section shall survive the termination of this Loan Agreement.

         Section 5.3 Compliance with Other Documents. The Company shall comply and shall cause any lessee, licensee or invitee of the Project to comply with the terms and provisions of the Lease Agreement, this Loan Agreement and the Mortgages respecting the Project.

         Section 5.4  Letter of Credit; Alternate Credit Facility.

                  (a) On or before the Issue Date, the Company shall cause to be delivered to the Trustee the Initial Letter of Credit. The Company may at any time and from time to time, but shall not be required to, deliver a Substitute Letter of Credit to the Trustee in substitution for the Existing Letter of Credit

                  (b) The Company shall give the Trustee at least 30 days' prior written notice of its intention to deliver a Substitute Letter of Credit not fewer than 21 days prior to the date on which such Substitute Letter of Credit is proposed to be delivered, which date shall be a Business Day, the Company shall deliver to the Trustee a binding commitment for the issuance of such Substitute Letter of Credit and the Related Documentation described in subsection (d)(i) of this Section.

                  (c) Each Substitute Letter of Credit delivered to the Trustee pursuant to this Section must meet the following criteria:

                           (i) if such Substitute Letter of Credit will be effective during a Seven Day Rate Period (as defined in the Indenture), such Substitute Letter of Credit shall be substantially in the same form and of the same tenor as the Initial Letter of Credit, including provision for the payment of interest on the Bonds (or the interest portion of the purchase price of Bonds tendered, or deemed tendered, for purchase) for a period of 60 days at the maximum rate per annum, specified in such Substitute Letter of Credit, at which there has been calculated the amount available to be drawn thereunder with respect to interest on the Bonds;

                           (ii) If such Substitute Letter of Credit will be effective during a Yearly Fixed Rate Period or the Permanent Fixed Rate Period (both as defined In the Indenture), such Substitute Letter of Credit shall be substantially in the same form and of the same tenor as the Initial Letter of Credit except this such Substitute Letter of Credit must provide for the payment of (A) interest on the Bonds (or the interest portion of the purchase price of Bonds tendered, or deemed tendered, for purchase) for a period of 210 days at the rate per annum to be borne by the Bonds during such Yearly Fixed Rate Period or Permanent Fixed Rate Period, plus (B) an amount equal to 2% of the then principal amount of the Bonds, to enable the Trustee to pay the redemption premium on the Bonds in the event of the optional redemption thereof,

                           (iii) if such Substitute Letter of Credit is being
                  delivered in connection with a Letter of Credit Substitution Date or with a conversion of the Interest rate borne by the Bonds on a Conversion Date or Seven-Day Rate Recommencement Date (all as defined in the Indenture), then the effective date of such Substitute Letter of Credit shall be such Letter of Credit Substitution Date, Conversion Date or Seven-Day Rate Recommencement Date, as the case may be; and if such Substitute Letter of Credit is being delivered in connection with the Stated Termination Date of the Existing Letter of Credit, then the effective date of such Substitute Letter of Credit shall be the first Business Day of the calendar month in which such Stated Termination Date is to occur, and

                           (iv) such Substitute Letter of Credit must have a Stated Termination Date that is (A) the 15th day of a calendar month and (B) not sooner than one year after its effective date.

                  (d) Each Substitute Letter of Credit (other than any Extension Letter of Credit) delivered to the Trustee must be accompanied by the following Related Documentation, to the extent applicable:

                           (i) written evidence from each Rating Agency that maintains a rating with respect to the Bonds of (A) the fact that such Rating Agency has reviewed the proposed Substitute Letter of Credit (B) the rating or ratings, if any, assigned or to be assigned by such Rating Agency to the Issuer of the proposed Substitute Letter of Credit and (C) the rating or ratings, if any, that such Rating Agency has assigned or would assign to the Bonds by reason of the substitution;

                           (ii) an opinion of Bond Counsel to the effect that such Substitute Letter of Credit is authorized by this Loan Agreement and the Indenture; and

                           (iii) an opinion of counsel for the issuer of such
                  Substitute Letter of Credit to the effect that (A) such Substitute Letter of Credit is a valid, binding and enforceable obligation of the issuer thereof (B) use of the proceeds of a drawing on such Substitute Letter of Credit to pay Debt Service on the Bonds would not be avoidable as a preferential payment under Section 547 of the Bankruptcy Code recoverable under Section 550 thereof should the Company or the Issuer become a debtor in a proceeding commenced thereunder, and (C) the Substitute Letter of Credit and the Bonds are not required to be registered under the Securities Act of 1933, as amended, and the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

                  (e) At the close of business on the effective date of any Substitute Letter of Credit, the Trustee shall return the Existing Letter or Credit to the issuer thereof, provided that any draws on such Existing Letter of Credit made on or prior to such date have been honored. Any draws that under the terms of the Indenture, are to be made on the Letter of Credit on or prior to the effective date of a Substitute Letter of Credit shall be made under the Existing Letter of Credit not later than the close of business on the effective date of a Substitute Letter of Credit, the Bank shall deliver to the Trustee written evidence that all obligations of the Company to the issuer of the Existing Letter of Credit for reimbursement of amounts drawn thereunder shall have been satisfied, and upon receipt of such evidence any Bank Bonds held by the Tender Agent (as both said terms are defined in the Indenture) under the Indenture for the benefit of the issuer of the Existing Letter of Credit shall be delivered to, or upon the order of, the Company.

                  (f) The Company may, at its option, provide for the delivery to the Trustee of an Alternate Credit Facility to supplement the Letter of Credit or to provide credit enhancement In place of a Letter of Credit. Any such Alternate Credit Facility shall be payable to the Trustee for the benefit of the Holders of the Bonds and shall have administrative provisions satisfactory to the Trustee. The preconditions for delivery of an Alternate Credit Facility shall be identical in substance to those detailed in this Section for delivery of a Substitute Letter of Credit with such modifications, however, as shall be appropriate to comport with the form and character of the Alternate Credit Facility.

                               [END OF ARTICLE V]

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

         Section 6.1 Events of Default. Any one or more of the following shall be an Event of Default under this Loan Agreement:

                  (a) Failure by the Company to pay when due any Loan Payment or portion thereof.

                  (b) Failure by the Company to observe or perform any other covenant, condition or agreement on its part to be observed or performed and continuation of such failure for a period of 30 days after receipt of notice thereof from the Trustee or the Issuer, or such longer period as may be reasonably necessary to cure such default so long as the Company is diligently pursuing such cure.

                  (c) The occurrence and continuation of an "Event of Default" under and as defined in the Indenture or Reimbursement Agreement.

                  (d) Any representation or warranty made by the Company herein (other than in Section 2.3 hereof) or in any document, certificate, or other instrument furnished in connection with this Loan Agreement or with the issuance and sale of the Bonds shall at any time prove to have been false or misleading in any material respect as of the time made.

         Section 6.2 Remedies on Default. Whenever any such Event of Default shall have happened and be continuing, the Trustee, as assignee of the Issuer and on its behalf, or (but only as to any Reserved Rights) the Issuer, may:

                  (a) declare all Loan Payments payable under this Loan Agreement for the remainder of the term hereof to be immediately due and payable;

                  (b) exercise any or all or any combination of the remedies specified in the Indenture; or

                  (c) take whatever action at law or in equity may appear necessary or desirable to collect the Loan Payments, Additional Payments or other amounts then due hereunder, whether by declaration or otherwise, or to enforce any obligation, covenant or agreement of the Company under this Loan Agreement or arising by law.

         The Issuer may, without consent of the Trustee, waive any Event of Default hereunder with respect to Reserved Rights, and the Trustee may not, without the written consent of the Issuer, waive any Event of Default hereunder with respect to Reserved Rights.

         The provisions of this Section are subject to the limitation that any rescission by the Trustee, pursuant to Section 602 of the Indenture, of its declaration that all of the Bonds are immediately due and payable also shall constitute an annulment of any corresponding declaration made pursuant to paragraph (a) of this Section and a waiver and rescission of the consequences of that declaration and of the Event of Default with respect to which that declaration had been made; provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.

         Section 6.3 No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or any related document or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient.

         Section 6.4 Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Loan Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of Loan Payments or other sums due under this Loan Agreement or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company will on demand therefor pay to the Issuer and the Trustee the reasonable fees of such attorneys and such other expenses so incurred; and such amounts shall bear interest at the Interest Rate for Advances from the date of demand to the date of payment

         Section 6.5 No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Loan Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                               [END OF ARTICLE VI]

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1  Limitation of Issuer's Liability.

                  (a) The covenants and agreements contained in this Loan Agreement shall never constitute or give rise to a personal or pecuniary liability or charge against the general credit of the Issuer, and in the event of a breach of any such covenant or agreement no personal or pecuniary liability or charge payable directly or indirectly from the general assets or revenues of the Issuer shall arise therefrom. Nothing contained in this Section, however, shall relieve the Issuer from the observance and performance of the covenants and agreements on its part contained herein.

                  (b) Other than for willful or wanton acts: no recourse under or upon any covenant or agreement of this Loan Agreement shall be had against any past, present or future incorporator, officer or member of the Board of Directors of the Issuer, or any of its servants, agents or employees, or of any successor corporation, either directly or through the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Loan Agreement Is solely a corporate obligation, and that no personal liability whatever shall attach to, or is or shall be incurred by, any Incorporator, officer or member of the Board of Directors of the Issuer or any successor corporation, or any of them, under or by reason of the covenants or agreements contained in this Loan Agreement

         Section 7.2  Limitation of IDB's Liability.

                  (a) The covenants and agreements contained in this Loan Agreement shall never constitute or give rise to a personal or pecuniary liability or charge against the general credit of the IDB, and in the event of a breach of any such covenant or agreement, no personal or pecuniary liability or charge payable directly or indirectly from the general assets or revenues of the IDB shall arise therefrom. Nothing contained in this Section, however, shall relieve the IDB from the observance and performance of the covenants and agreements on its part contained herein.

                  (b) Other than for willful or wanton acts, no recourse under or upon any covenant or agreement of this Loan Agreement shall be had against any past, present or future incorporator, officer or member of the Board of Directors of the IDB, or any of its servants, agents or employees, or of any successor corporation, either directly or through the IDB, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Loan Agreement is solely a corporate obligation, and that no personal liability whatever shall attach to, or is or shall be incurred by, any incorporator, officer or member of the Board of Directors of the IDB or any of its servants, agents or employees, or any successor corporation, or any of them, under or by reason of the covenants or agreements contained in this Loan Agreement.

         Section 7.3 Execution Counterparts. This Loan Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument

         Section 7.4 Binding Effect; Assignability. This Loan Agreement shall inure to the benefit of, and shall be binding upon, the Issuer, the Company, the IDB and their respective successors and assigns. This Loan Agreement is assignable by the Company provided the Company remains primarily liable hereunder and under the Note, but may not be assigned by the Issuer except to the Trustee pursuant to the Indenture or as may otherwise be necessary to enforce or secure payment of Debt Service on and Purchase Price of the Bonds.

         Section 7.5 Amendments. So long as any of the Bonds are outstanding, this Loan Agreement may be amended only in writing signed by the parties hereto with the written consent of the Trustee and the Bank.

         Section 7.6 Severability. In the event any provision of this Loan Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such provision shall be deemed severed herefrom and such holding shall not invalidate or render unenforceable any other provision hereof.

         Section 7.7 Notices. Unless otherwise provided herein, all notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by first class mail, postage prepaid, or overnight courier service, or sent by telegram, telex, telefax or other instantaneous transmission device (with hard copy via first class mail or overnight courier service), addressed as follows:

                  (a) If to the Issuer, at State Industrial Development Authority, Alabama Center for Commerce, 401 Adams Avenue, Montgomery, Alabama 36130, Attention: President, Telefax No. (334) 242-2414;

                  (b) If to the Trustee, at First Alabama Bank, Post Office Box 511 (zip 36101-0511), 8 Commerce Street (zip 36104), Montgomery, Alabama, Attention: Bruce Rinehart, Telefax No. (334) 832-8560;

                  (c) If to the Company, (1) by mail or telegram, at c/o Capital One Partners, 1111 Chester Avenue, Cleveland, Ohio 44114, Attention:
         James M. Petras, Partner, and (ii) by Telefax, at (216) 781-0158; and

                  (d) If to the IDB, at The Industrial Development Board of the City of Montgomery, Post Office Box 79, Montgomery, Alabama 36101,
         Attention: Chairman of the Board of Directors, Telefax No.
         (334) 265-4745.

Any of the foregoing parties may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         Section 7.8 Governing Law. This Loan Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.

         Section 7.9 Term of Loan Agreement. Unless sooner terminated in accordance with the provisions hereof, this Loan Agreement will terminate on the date of payment in full of the Debt Service on the Bonds, whether at maturity or upon redemption or otherwise, provided (a) certain expenses (including Additional Payments then due) shall have been paid or provided for and (b) the covenant of the Company set forth in Section 5.2 hereof shall survive such termination.

                              [END OF ARTICLE VII]

         IN WITNESS WHEREOF, the Issuer, the Company and the IDS applicable, caused this Loan Agreement to be executed in their respective names have caused their respective seals to be hereunto affixed, and have caused this Loan Agreement to be attested, all by their respective duly authorized officers, as of the date first hereinabove stated.

                                       STATE INDUSTRIAL DEVELOPMENT
                                       AUTHORITY

(SEAL)

ATTEST:                                By:  /s/
                                          --------------------------------------
                                           Its [Vice] President


/s/
---------------------------
Secretary


(SEAL)                                 SIMCALA, INC.


ATTEST:

                                       By:  /s/
                                          --------------------------------------
                                            Name:
                                                 -------------------------------
/s/                                         Title:
---------------------------                       ------------------------------

Secretary


(SEAL)                                 THE INDUSTRIAL DEVELOPMENT
                                       BOARD OF THE CITY OF
                                       MONTGOMERY

ATTEST:


/s/                                    By:  /s/
---------------------------               --------------------------------------
Its [Assistant] Secretary                 Chairman of the Board of Directors

                            ACKNOWLEDGMENT OF ISSUER

STATE OF ALABAMA          )
                          :
MONTGOMERY COUNTY         )

         I, the undersigned Notary Public in and for said County in said State, hereby certify that Charles S. Snider, Jr., whose name as President of the State Industrial Development Authority is signed to the foregoing Loan Agreement and who is known to me and known to be such officer, acknowledged before me on this day that, being informed of the contents of said Loan Agreement, he, as such officer and with full authority, executed the same voluntarily for and as the act of the Authority.

         Given under my hand and official seal of office this 8th day of February, 1995.



                                                /s/
                                            ------------------------------------
                                            Notary Public
                                            My Commission Expires:    12-28/98
                                                                  --------------
         (SEAL)

                            ACKNOWLEDGMENT OF COMPANY

STATE OF ALABAMA           )
                           :
MONTGOMERY COUNTY          )

         I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that James M. Petras, whose name as President of SIMCALA, Inc., a Delaware corporation, is signed to the foregoing Loan Agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of the Loan Agreement, he, as said officer and with full authority, executed the same on behalf of said corporation on the day same bears date.

         Given under my hand and official seal of office this 9th day of February, 1995.


                                                /s/
                                            ------------------------------------
                                            Notary Public
                                            My Commission Expires:    11-30-96


(SEAL)


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


                              ACKNOWLEDGMENT OF IDB

STATE OF ALABAMA           )
                           :
MONTGOMERY COUNTY          )

         I, the undersigned Notary Public in and for said County in said State, hereby certify that R. E. Thornton, Jr., whose signature as the Chairman of the Board of Directors of The Industrial Development Board of the City of Montgomery is signed to the foregoing Loan Agreement and who is known to me and known to be such officer, acknowledged before me on this day that being informed of the contents of said Loan Agreement, he, as such officer and with full authority, executed the same voluntarily for and as the act of said Board.

         Given under my hand and seal of office this 8th day of February, 1995.


                                                /s/
                                            ------------------------------------
                                            Notary Public
                                            My Commission Expires: Oct. 8, 1995


THIS INSTRUMENT WAS PREPARED BY:

Roy S. Goldfinger, Esq.
Kaufman & Rothfeder, P.C.
2740 Zelda Road, 3rd Floor
Post Office Drawer 4540
Montgomery, Alabama 36103-4540


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


                                    EXHIBIT A

                              DESCRIPTION OF REALTY

                                    PARCEL 1

         Begin at the Southeast Comer of Section 5, T-16-N, R-20-E, Montgomery County, Alabama; thence run along the South Line of said Section 5, S 87(degree) 05' 57' W, 1818.81 feet to a point, thence run N 01(degree) 53' 50" W, 1623.33 feet to an iron pin; thence run N 03(degree) 50' 08" E, 1038.55 feet to a concrete monument lying on the North Line of the Southeast Quarter of said Section; thence run N 87(degree) 34' 04" E, 1990.78 feet to a point at the Northeast Corner of the Southeast Quarter of said Section 5; thence run along the East Line of said Section, S 04(degree) 03' 41" W, 2657.77 feet to the point of beginning.

         Said described property lying and being situated in the Southeast Quarter of Section 5, T-16-N, R-20-E, Montgomery County, Alabama, and contains
117.693 acres, more or less.

                                    PARCEL 2

         Begin at the Northeast Comer of the Southeast Quarter of Section 5, T-16-N, R-20-E, Montgomery County, Alabama; thence run along the North Line of the Southeast Quarter of Said Section, S 87(degree) 34' 04" W, 1990.78 feet to a concrete monument;, thence continue, S 87(degree) 34' 04" W, 663.34 feet to a concrete monument lying at the Northwest Comer of the Southeast Quarter of said
Section 5; thence run N 04(degree) 03' 41" E, 90.10 feet to a point lying on the South right of way of CSX Railroad (100' ROW); thence run along said South right of way, N 87(degree) 00' 00" E, 2657.34 feet to a point lying on the East Line of said Section 5; thence run along said East Line, S 04(degree) 03' 41" W,
117.34 feet to the point of beginning.

Said described property lying and being situated in the Northeast Quarter of
Section 5, T-16-N, R-20-E, Montgomery County, Alabama, and contains 6.279 acres, more or less.

                                    PARCEL 3

Begin at a concrete monument at the Northwest Comer of the Southeast Quarter of
Section 5. T-16-N, R-20-E, Montgomery County, Alabama, thence run S 87(degree) 33' 07" W, 661.96 feet to an iron pin; thence run S 87(degree) 33' 21" W, 671.78 feet to an iron pin; thence run N 04(degree) 03' 41" E 76.74 feet to a point lying on the South right of way of CSX Railroad; thence run along said South right of way, N 87(degree) 00' 00" E, 1335.32 feet to a point, thence run S 04(degree) 03' 41" W, 90.10 feet to the point of beginning.

Said described parcel lying and being situated In the Northwest Quarter of
Section 5, T-16-N, R-20-E, Montgomery County, Alabama, and contains 2.487 acres, more or less.

                                    EXHIBIT B

                                  FORM OF NOTE

         SIMCALA, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware and qualified to transact business under the laws of the State of Alabama (the "Company"), and The Industrial Development Board of the City of Montgomery, a public corporation organized under the laws of the State of Alabama (the "IDB"), for value received, promise to pay (but in the case of the IDB, solely from the sources hereinafter provided) to First Alabama Bank, Montgomery, Alabama (the "Trustee") the principal sum of

                   SIX MILLION AND NO/100 DOLLARS ($6,000,000)

and to pay interest on the unpaid balance of such principal sum from and after the date of execution and delivery hereof at the rate per annum from time to time borne by the Bonds hereinafter defined until the payment of such principal sum has been made or provided for.

         This Note has been executed and delivered by the Company and the IDB to the Trustee pursuant to, a certain Loan Agreement dated as of January 1, 1995 (the "Agreement") between the State Industrial Development Authority (the "Issuer" and the Company and the IDB. Terms used but not defined herein shall have the meanings given to them in the Agreement. Under the Agreement, the Issuer has loaned the Company the principal proceeds received from the sale of the Issuers $6,000,000 aggregate principal amount of Taxable Industrial Revenue Bonds (SIMCALA, Inc. Project) Series 1995 (the "Bonds"') to assist in the financing of the Project, and the Company has agreed to repay such loan by making payments ("Loan Payments") at such times and in such amounts as shall be sufficient to pay when due (whether at maturity or upon redemption or acceleration) the principal of and interest on ("Debt Service") the Bonds and the Purchase Price of Bonds due on any Tender Date. Pursuant to the Indenture, the Issuer has assigned to the Trustee all its rights under the Agreement other than the Reserved Rights.

         All Loan Payments shall be payable in lawful money of the United States of America and shall be made to the Trustee, for the account of the Issuer, and applied by the Trustee to pay the Debt Service on or Purchase Price of the Bonds as and when due or to reimburse the Bank for amounts drawn under the Letter of Credit to pay such Debt Service or Purchase Price.

         The obligation of the Company to make the Loan Payments shall be absolute and unconditional and the Company shall make such payments without abatement, diminution or deduction, regardless of any cause or circumstances whatsoever, including without limitation any defense, set-off, recoupment or counterclaim which the Company may have or assert against the Issuer, the Bank, the Trustee, to IDS or any other person. The obligation of the IDS to make Loan Payments under the Agreement and this Note is limited solely to the Basic Rent payable by the Company to the IDS under the Lease Agreement and any other revenues and receipts derived from the leasing of the Project under the Lease Agreement (excluding, however, any such revenues and receipts payable to the IDS as part of its Unassigned Rights, as defined in the Lease Agreement).

         This Note shall be subject to prepayment prior to maturity at times and in amounts corresponding to the redemption provisions of the Bonds. Any notice or redemption of the Bonds shall be deemed to be a notice of prepayment of the Note.

         If an Event of Default occurs and is continuing under the terms of the Agreement the principal of this Note and the interest accrued hereon may be declared due and payable in the manner and with the effect provided in the Agreement.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the Company and the IDB has caused this Note to be executed in its name by its duly authorized officer, as of this ____ day of February, 1995.

                                  SIMCALA, INC.



(SEAL)                            By:
                                     -------------------------------------------
                                        President

ATTEST:


---------------------------
Assistant Secretary

                                  THE INDUSTRIAL DEVELOPMENT
                                  BOARD OF THE CITY OF MONTGOMERY

(SEAL)

                                  By:
                                     -------------------------------------------
                                     Chairman of the Board of Directors


ATTEST:


---------------------------
Its [Assistant] Secretary